Exhibit 99.1

Power & Digital Infrastructure Acquisition II Corp. (XPDB) Announces Closing of Business Combination with Montana Technologies LLC

Total Capital Commitments Exceeded $50 Million Target Minimum Cash Condition,
Led by Carrier, GE Vernova and Rice Investment Group, Providing All Funding
Required to Commercialize AirJoule®

Combination to Fuel Launch of Recently Announced Joint Venture Between GE Vernova
and Montana Technologies to Commercialize AirJoule® Technology for
Atmospheric Water Generation and Carrier Air Conditioning Products

Montana Technologies Corporation Will Commence Trading on NASDAQ

Under the Symbols “AIRJ” and “AIRJW”, Respectively

CHICAGO, IL and RONAN, MT, March 14, 2024 -- Power & Digital Infrastructure Acquisition II Corp. (“XPDB”) (NASDAQ: XPDB, XPDBW, XPDBU), a special purpose acquisition company focused on the renewable and transition energy sectors, today announced closing of its business combination with Montana Technologies LLC (“Montana”), the inventor of AirJoule® -- a transformational renewable energy and cooling technology.

XPDB and Montana Technologies LLC exceeded the $50 million target minimum cash condition by securing private investments from Carrier Corporation, the Rice Investment Group, and GE Vernova, among other third parties. The minimum cash condition was also satisfied by joint venture funding commitments and cash that currently remains in XPDB’s trust. These capital commitments provide the total funding required to commercialize Montana’s AirJoule® technology.

The business combination closed on March 14, 2024. The common stock and warrants of the combined company, which will be renamed “Montana Technologies Corporation,” are set to commence trading on the Nasdaq Capital Market (“NASDAQ”), under new ticker symbols, “AIRJ” and “AIRJW”, respectively.

Pat Eilers, CEO of XPDB, said, “Montana Technologies Corporation is now fully funded to commercialize its transformational technology through its global supplier, manufacturing, and commercialization partners, including BASF, GE Vernova, CATL, and Carrier.”

Matt Jore, CEO of Montana Technologies Corporation, said, “We are in the process of scaling and deploying pre-production AirJoule® units with our world-class partners to the largest, highest probability end customers around the world, which we are confident will generate highly lucrative contracts for the Company in the near-term.”

The formal results of the XPDB shareholder vote, as well as the number of holders of shares of Class A Common Stock who exercised their right to redeem their shares for cash, will be included in a Current Report on Form 8-K to be filed by XPDB with the Securities and Exchange Commission (“SEC”). Additional details on the proposed business combination can be found in the definitive proxy statement/prospectus of XPDB, which was filed with the SEC on January 17, 2024.

About Power & Digital Infrastructure Acquisition II Corp

Power & Digital Infrastructure Acquisition II Corp (XPDB) is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Montana Technologies

Montana Technologies is an atmospheric thermal energy and water harvesting technology company that provides efficient and sustainable air conditioning and pure water from air through its transformational AirJoule® technology. For more information, visit www.mt.energy.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements about the anticipated benefits of the business combination, including the financial and business performance of Montana Technologies Corporation, and Montana Technologies Corporation’s anticipated results from operations in future periods; the products and services offered by Montana Technologies Corporation and the markets in which it operates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Montana Technologies Corporation and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by Montana Technologies Corporation with the Securities and Exchange Commission (the “SEC”); the risk that the announcement and consummation of the Transaction disrupts Montana Technologies Corporation’s current plans; the ability to recognize the anticipated benefits of the business combination; Montana Technologies Corporation’s limited operating history; Montana Technologies Corporation’s ability to attract and retain qualified management; Montana Technologies Corporation’s ability to adapt to rapid and significant technological change and respond to introductions of new products in order to remain competitive; the fact that Montana Technologies Corporation receives a significant portion of its revenues from a small number of customers and the loss of, or nonperformance by, one or more significant customers could adversely affect Montana Technologies Corporation’s business; Montana Technologies Corporation relies heavily on manufacturing operations to produce the products and the business could be adversely affected by disruptions of the manufacturing operation; Montana Technologies Corporation’s future growth depends on a single product; changes in governmental regulations may reduce demand for Montana Technologies Corporation’s products or increase Montana Technologies Corporation’s expenses; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; and potential future litigation.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Montana Technologies Corporation prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus filed by XPDB on January 18, 2024 and the other documents filed by XPDB and Montana Technologies Corporation from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the business combination or other matters addressed herein and attributable to Montana Technologies Corporation, XPDB, Montana Technologies or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, Montana Technologies Corporation undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Media Contact

Andy Maas; Daniel Yunger

Kekst CNC

MTMediaInquiries@kekstcnc.com

# # #

3